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                                                                    EXHIBIT 4.10

                             STOCK PURCHASE WARRANT


                  To Subscribe for and Purchase Common Stock of

                              UNITED MEDICORP, INC.

               THE STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED
                UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAW OF ANY STATE. TRANSFER OR SALE OF THIS STOCK PURCHASE WARRANT SHALL NOT BE MADE
                   EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF.

               STOCK PURCHASE WARRANT TO PURCHASE 1,500,000 SHARES
                 OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF
                              UNITED MEDICORP, INC.


         THIS CERTIFIES THAT for good and valuable consideration received, Peter
W. Seaman (the "HOLDER"), is entitled, subject to the terms and conditions hereinafter set forth, to purchase from UNITED MEDICORP, INC., a Delaware corporation (the "COMPANY"), all or any part of one million five hundred thousand (1,500,000) fully paid and nonassessable shares of the Company's Common Stock, $0.01 par value per share (the "COMMON STOCK"), at an exercise price of $0.00 per share (the "EXERCISE PRICE").

         1. Term. Subject to the terms and conditions hereof, this Warrant shall be exercisable in whole or in part, from time to time, from 10:00 a.m. (Dallas, Texas time) on December 28, 1999, until 5:00 p.m. (Dallas, Texas time) on December 27, 2009.

         2. Exercise. Subject to the conditions set forth in Paragraph 10 below, this warrant shall become exercisable upon the Company qualifying for bank credit or upon elimination of the Company's need for financing to meet working capital needs, and release of any and all personal guarantee(s) provided by corporate officer(s) to obtain financing from the Company's factor, Metro Factors, or any other financing source which may succeed Metro Factors. Upon the release of all such personal guarantees, this Warrant may be exercised by the Holder as to the whole at any time, or in part from time to time, during the term hereof set forth in Paragraph 1 above (but not as to a fractional share of Common Stock) by:

         (a) completing the Subscription Form, a copy of which is attached hereto and made a part hereof (which written notice and subscription shall (i) state the election to exercise the Warrant and the number of shares in respect of which it is being exercised; and (ii) be signed by the person so exercising the Warrant on behalf to the Holder), and delivering such Subscription Form to the Secretary of the Company;


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         (b) presenting and surrendering this Warrant, duly endorsed, at the principal executive offices of the Company;

         (c) delivering to the Company an investment letter as set forth in Paragraph 14(c) below; and

         (d) paying to the Company the amount of the Exercise Price for shares so purchased in cash or by certified or cashier's check.

         Thereupon this Warrant shall be deemed to have been exercised in whole or in part, as the case may be, and the Holder exercising this Warrant shall become a holder of record of shares of Common Stock purchased hereunder and certificates for such shares so purchased shall be delivered to the purchaser within a reasonable time after this Warrant shall have been exercised. If this Warrant shall be exercised in respect of only a part of the shares of Common Stock covered hereby, the Holder shall be entitled to receive a substitute warrant covering the number of shares in respect of which this Warrant shall not have been exercised. No fractional shares of Common Stock shall be issued upon exercise of this Warrant in whole or in part.

         3. Exercise Period. The unexercised portion of this Warrant shall automatically, and without notice, terminate and become null and void at the time of the earliest to occur of the following:

         (a) Ten years from the date on which this Warrant was granted;

         (b) The date on which the Holder's services as an Officer and/or Director of the Company are terminated for cause, as defined in the Company's Stock Option Plan;

         (c) Three months after the expiration of the Holder's term as a Director, resignation as an Officer or from the Board of Directors, or termination of services as an Officer or Director due to the sale of the Company or any reason other than as provided in Sections 3b) or 3d) hereof; and

         (d) 12 months after the Holder's services as an Officer and/or Director are terminated by reason of the Holder's death or disability.

         (e) Upon revocation by Holder of any personal guarantee by Holder necessary to secure the Company's receivables financing facility with Metro Factors, or any successor to Metro Factors; provided, however, that this Warrant shall continue in force if all of the Company's obligations that are secured by Holder's personal guarantee are repaid in full, and Holder's personal guarantee is no longer necessary in order for the Company to meet its needs for working capital and other operating requirements.


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         4. Non-Transferability of Warrants. This Warrant is not transferable or assignable.

         5. Substitution. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder a new warrant, in lieu of this Warrant, representing the right to purchase the number of shares which may be subscribed for and purchased hereunder. Any such new Warrant executed and delivered shall constitute only the same contractual obligation on the part of the Company as this Warrant.

         6. Company Actions. The existence of this Warrant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

         7. Recapitalization. The shares with respect to which this Warrant is issued are shares of Common Stock as presently constituted on the date of this Warrant, but if, and whenever, prior to the delivery by the Company of any of the shares of the Common Stock with respect to which this Warrant is issued, the Company shall effect a subdivision or consolidation of shares or other increase or decrease of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to and purchasable under this Warrant shall be proportionately increased, and the Exercise Price payable per share shall be proportionately reduced; and conversely (b) in the event of a reduction in the number of such shares outstanding, the numbers of shares of Common Stock then remaining subject to and purchasable under this Warrant shall be proportionately reduced, and the Exercise Price payable per share shall be proportionately increased. Any dividend paid or distributed upon the Common Stock in any class of stock or any securities of the Company convertible into or exchangeable for shares of Common Stock of the Company shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion or exchange thereof.


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         8. Effect of Merger or Consolidation. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the Holder shall, without any change in, or payment in addition to, the Exercise Price, be entitled upon any exercise of this Warrant to receive (subject to any required action by stockholders) in lieu of the number of shares as to which this Warrant shall then be so exercisable, the number and class of shares of stock or other securities, or the amount of cash, property or assets to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the Holder had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares covered by the then unexercised portion of this Warrant. In the event of any merger or consolidation to which the Company is a party in which the Company is not the surviving corporation:

         (a) the Company, prior to consummation, shall take all steps necessary to assure that all provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable in exercise of this Warrant,

         (b) prior to consummation, the successor corporation shall have assumed the obligations of this paragraph and this Warrant by written instrument executed and delivered to the Holder at the Holder's address on the books of the Corporation, and

         (c) the Holder shall be entitled to receive, upon notice of exercise, in lieu of the number of shares as to which this Warrant shall then be so exercisable, immediately prior to such merger or consolidation, the number and class of shares of stock or other securities, or the amount of cash, property or assets of the surviving corporation to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the Holder had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares of Common Stock covered by the then unexercised portion of this Warrant and there shall be no further requirement that the Holder upon such exercise pay any further sums above the Exercise Price.

         9. Nonadjustment. Except as herein expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of options, rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to, the number or price of shares of Common Stock subject to this Warrant.


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         10. Computation of Adjustments. Upon the occurrence of each event requiring an adjustment of the Exercise Price and the number of shares purchasable pursuant to this Warrant in accordance with, and as required by, the terms hereof, the Company shall mail to the Holder a copy of the Company's computation of such adjustment which shall be conclusive and shall be binding upon the Holder unless contested by the Holder by written notice to the Company within 30 days after receipt thereof by the Holder.

         11. Condition to Exercise of Warrant. The Company shall not be obligated to issue shares of Common Stock upon exercise of this Warrant in the event there is a preliminary or permanent injunction or other order by any court having jurisdiction or any other legal restraint or prohibition preventing the issuance of the shares of Common Stock to the Holder upon exercise of this Warrant.

         12. Liquidation; Dissolution. In case the Company shall at any time, while this Warrant or any portion hereof shall remain unexpired and unexercised, sell all or substantially all its property or dissolve, liquidate or wind up its affairs, the Holder may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which Holder would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall at any time prior to the expiration of this Warrant make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Exercise Price then in effect shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

         13. Company Performance. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions hereof, and in the taking of all other legally available action which may be necessary in order to protect the rights of the Holder against dilution, subject to the terms hereof. Without limiting the generality of the foregoing, the Company agrees that it will not establish a par value for


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shares of its Common Stock above the Exercise Price then in effect, and that, before taking any action which would cause an adjustment reducing the Exercise Price hereunder below the then par value of the shares of Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of its Common Stock at the Exercise Price as so adjusted.

         14. Covenants and Representations of the Company.

         (a) All shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         (b) The Company hereby agrees that at all times there shall be authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         (c) If any Common Stock of the Company is registered and listed on the New York Stock Exchange or any other national securities exchange, the Company shall use its best lawful efforts to list on such exchange the shares of stock of the Company issued pursuant to execution of this Warrant, so long as such shares have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and to maintain the listing of all shares of Common Stock issuable upon the exercise of this Warrant.

         (d) If at any time the Company shall file a registration statement with respect to any shares of its capital stock under the Securities Act or shall file a post-effective amendment to any registration statement, which post-effective amendment contains a prospectus complying with Section 10(a) of the Securities Act, other than a registration statement on Form S-4 or S-8 or similar or successor form, the Company will give to Holder of this Warrant and/or shares acquired upon the exercise of this Warrant, timely notice of its intention to file such registration statement or post-effective amendment, as the case may be, and promptly after receipt of a written request made by Holder within 15 days after the giving of such notice, the Company will use its best efforts to register under the Securities Act all shares issued or issuable upon exercise of the Warrants ("SECURITIES TO BE REGISTERED") and covered by any such requests at its expense (other than underwriting discounts or commissions, if applicable, for the Securities to be Registered and any fees of separate counsel, which will be borne by the Holder), and will use its best efforts to maintain the prospectus, included in any registration statement which may be so filed, current for a period of 90 days subsequent


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to the effective date of such registration statement. Holder's right to have any of the Securities to be Registered included in such registration statement and underwritten public offering shall be conditioned upon the approval of the lead or managing underwriter and Holder's agreement to sell such shares in the manner adopted by and on terms reasonably satisfactory to the underwriters for such public offering of shares of the Company. If any of the Securities to be Registered are excluded from such underwriting, Holder shall, nevertheless, continue to have the right to include any of its Securities to be Registered in any subsequent registration statement or registration statements as may be filed by the Company with respect to underwritten offerings of its securities, all upon the terms and conditions set forth herein. As used herein, an "underwritten public offering" means an offering for the sale or exchange of the Company's voting shares pursuant to a registration statement filed under the Securities
Act which is underwritten on a firm or other basis or which involves a brokerage as selling agent.

         15. Covenants and Representations of the Holder.

         (a) The Holder of this Warrant understands that neither this Warrant nor the underlying shares have been registered under the Securities Act or any applicable securities laws of any state. The Holder of this Warrant hereby represents and warrants that this Warrant is being acquired by it solely with a view to investment and not with a view to distribution or resale of this Warrant or the underlying Common Stock.

         (b) This Warrant and the shares of Common Stock issuable on exercise hereof or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or such shares may be legally transferred without registration and the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Paragraph 15 with respect to any resale or other disposition of such securities.

         (c) Upon the exercise of all or any part of this Warrant, the Holder of this Warrant shall represent and warrant to the Company that it is acquiring the shares issuable pursuant to such exercise for investment and not with a view to distribution or resale and, as evidence of such representation and warrant, the Holder agrees that it will execute an investment letter, satisfactory to counsel for the Company, which will state, in part, that it will not distribute, sell or otherwise transfer such shares without having obtained an opinion of counsel satisfactory to the Company that any such transfer will not violate the Securities Act or any applicable state securities law. The Holder agrees and understands that each certificate representing such shares of Common Stock or any other

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security issued or issuable upon the exercise of this Warrant not theretofore distributed to the public pursuant to an effective registration statement will bear the following legend to enforce such restrictions unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

         16. Taxes. The Holder shall pay all transfer taxes arising from the issuance to Holder of this Warrant and the issuance to Holder of shares upon the exercise of this Warrant.

         17. Notices. All notices relating to this Warrant shall be in writing. All notices to the Company shall be addressed to its principal office in Dallas, Texas. All notices to the Holder of this Warrant shall be to its last known address as shown on the records of the Company. Each notice under this Warrant shall be deemed to have been effectively given when mailed by registered mail, return receipt requested, or when actually delivered to the proper address.

         18. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then-current market value of such fractional share determined as follows:

         (a) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

         (b) if the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or


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         (c) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount not less than the book value determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

         19. Modification. The terms and provisions of this Warrant cannot be changed or modified in any way except by an instrument in writing and signed by the parties.

         20. Benefits of Warrants. This Warrant shall inure to the benefit of and be binding upon each and any successor of the Company and the permitted successors of the Holder.

         21. Stockholders' Rights and Registration. Until the valid exercise of this Warrant, the Holder hereof shall not be entitled to any rights of a stockholder of Common Stock by virtue of this Warrant; but immediately upon the valid exercise of this Warrant and upon payment as provided herein, the Holder hereof shall be deemed a record holder of the Common Stock.

         22. Violation of Law. Notwithstanding any of the provisions hereof, Holder hereby agrees that he will not exercise this Warrant, and that the Company will not be obligated to issue any shares to the Holder hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Holder or the Company of any provision of any law or regulation of any governmental authority. The Holder further acknowledges that the Company is subject to the Securities Exchange Act of 1934, as amended, and that its executive officers and directors are subject to Section 16 of such act with respect to reporting requirements and short-term trading restrictions and other provisions of such act with respect to insider trading. The Company shall in no event be obligated to register any securities pursuant to the Securities Act or to take any other affirmative action in order to cause the exercise of the Warrant or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         23. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE INTERNAL LAWS OF THE STATE OF TEXAS, AS SUCH LAWS ARE APPLIED TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN TEXAS, REGARDLESS OF THE DICTATES OF TEXAS CONFLICTS LAW, AND THE PARTIES HEREBY SUBMIT TO JURISDICTION AND VENUE IN THE UNITED STATES FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, OR THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS.


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          Dated:  February 11, 2000

ATTEST:                                     UNITED MEDICORP, INC.

By: /s/  THOMAS H. MCCONNELL                By: /s/ R. KENYON CULVER
   -------------------------------------       ---------------------------------
   Dr. Thomas H. McConnell                       R. Kenyon Culver
   Chairman, Compensation Committee              Chief Financial Officer

                                            HOLDER:

                                               /s/ PETER W. SEAMAN
                                            ------------------------------------
                                                   Peter W. Seaman

                                            Address: 6839 Truxton Drive
                                                    ----------------------------
                                                     Dallas, TX 75231
                                                    ----------------------------

                                                    ----------------------------


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                                SUBSCRIPTION FORM


                                               Date:______________________, 2___



 TO:      UNITED MEDICORP, INC.

           The undersigned hereby irrevocably elects to exercise the right to purchase _____________ shares of Common Stock of UNITED MEDICORP, INC., or its successors evidenced by the attached Warrant and hereby makes payment of $_________ in payment of the actual exercise price thereof.


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                  INSTRUCTIONS FOR REGISTRATION OF STOCK ON THE
                          STOCK RECORDS OF THE COMPANY



Name:
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Address:
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                                             -----------------------------------
                                             Signature


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